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                                                                   Exhibit 10.21

                                                                  EXECUTION COPY

                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT

                                      UNDER

                        LORAL SPACE & COMMUNICATIONS INC.
                            2005 STOCK INCENTIVE PLAN

            THIS AGREEMENT, made as of this 28th day of March, 2006 (the "Grant Date"), by and between Loral Space & Communications Inc., a Delaware corporation (the "Company"), and Michael B. Targoff (the "Optionee").

            WHEREAS, the Optionee is employed by or is providing services to the Company or an Affiliate in a key capacity, and the Company desires to have Optionee remain in such employment or service and to afford Optionee the opportunity to acquire, or enlarge, Optionee's stock ownership of the Company's Common Stock, par value $.01 per share (the "Stock"), so that Optionee may have a direct proprietary interest in the Company's success;

            WHEREAS, all capitalized terms not otherwise defined herein shall have the same meaning as set forth in Company's 2005 Stock Incentive Plan (the "Plan");

            WHEREAS, the Company and the Optionee have entered into an Employment Agreement, of even date hereof (the "Employment Agreement"); and

            WHEREAS, the Company intends to seek shareholder and any other necessary approvals required to amend the Plan to increase the number of shares available for grant thereunder (the "Approvals").

            NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

            1. GRANT OF OPTION. Subject to the terms and conditions set forth herein and in the Plan, and subject to obtaining the Approvals, the Company hereby grants to the Optionee, during the period commencing on the Grant Date and ending on the date that is five years from the Grant Date (the "Option Period"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company, at an exercise price of $26.915 per share (the "Option Price"), an aggregate of 825,000 shares of Stock. The Options are not intended to be "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended. To the extent the Approvals are not obtained by December 31, 2007, the Options granted hereunder and this Agreement shall be void.

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            2. [RESERVED].

            3. EXERCISE OF OPTIONS.

                  (a) Subject to the terms and conditions set forth herein and provided the Optionee's employment continues, the Options shall vest and become exercisable in accordance with the following schedule:

                  (i) 12 1/2% of the Options shall vest and become exercisable on the Grant Date;

                  (ii) an additional 25% of the Options shall vest and become exercisable on the first anniversary of the Grant Date;

                  (iii) an additional 25% of the Options shall vest and become exercisable on the second anniversary of the Grant Date;

                  (iv) an additional 25% of the Options shall vest and become exercisable on the third anniversary of the Grant Date; and

                  (v) the remainder of the Options shall vest and become exercisable on the fourth anniversary of the Grant Date;

provided, however, that no Options shall become exercisable (even though vested) prior to the date on which the Approvals have been obtained and the Options that would have become exercisable prior to the date the Approvals are obtained, but for this prohibition on exercisability prior to the date the Approvals are obtained, shall become exercisable on the date that the Approvals are obtained.

                  (b) The Options shall vest only as to full shares of Stock rounded down to the nearest full share during the first three vesting dates and all fractions shall be amalgamated and become exercisable on the last vesting date. Except as otherwise stated in this Agreement, the Options shall expire on the five-year anniversary of the Grant Date.

            4. TERMINATION OF EMPLOYMENT.

                  (a) If the Optionee's employment or service with the Company and all Affiliates is terminated for Cause, all Options (whether vested or not) shall immediately expire.

                  (b) If the Optionee resigns from employment or service with the Company and all Affiliates other than for "Good Reason," all unvested Options shall expire and all vested Options shall remain outstanding and exercisable, but shall be exercisable only to the extent such Options are exercisable at the time of termination or become exercisable prior to the earlier of (i) three months following the date of termination or (ii) the remainder of the Option Period.

                  (c) If the Optionee's employment or service with the Company and all Affiliates is terminated by the Company or an Affiliate other than for Cause or the
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      Optionee resigns for "Good Reason", all unvested Options shall vest immediately, but shall not be exercisable unless the Approvals have been obtained, and all vested Options (including those that vest upon such termination) shall remain outstanding and exercisable, but shall be exercisable only to the extent such Options are exercisable at the time of termination, for the shorter of (i) the Post Termination Exercise Period (as defined below) or (ii) the remainder of the Option Period. The Post Termination Exercise Period shall mean (x) the period that is two years following the date of termination, if the termination occurs prior to the third anniversary of the Grant Date, or (y) the period that is one year following the date of termination, if the termination occurs on or following the third anniversary of the Grant Date but prior to the fifth anniversary of the Grant Date; provided, however, that if the Optionee's employment is terminated on account of death or Disability, the Post Termination Exercise Period shall not be shorter than one year following the date of the Optionee's termination of employment.

                  (d) If the Optionee's employment or service with the Company and all Affiliates terminates on account of the Optionee's death or Disability, a pro-rata portion of the next vesting traunch of the Option shall vest, all remaining unvested Options shall immediately expire and all vested Options will remain outstanding and exercisable, but shall be exercisable only to the extent such Options are exercisable at the time of termination or become exercisable prior to the earlier of (i) the Post Termination Exercise Period or (ii) the Option Period.

            5. METHOD OF EXERCISING OPTION.

                  (a) Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. Payment for shares of Stock acquired pursuant to Options shall be made in full, upon exercise of the Options in immediately available funds in United States dollars, by certified or bank cashier's check or, in the discretion of the Committee, (i) by surrender to the Company of Mature Shares held by the Participant; (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the aggregate Option exercise price; (iii) through a net exercise of the Options whereby the Participant instructs the Company to withhold that number of shares of Stock having a fair market value equal to the aggregate Option Price of the Options being exercised and deliver to the Participant the remainder of the shares subject to exercise or (iv) by any other means approved by the Committee. For purposes of this paragraph, the term "Mature Shares" shall mean shares of Stock for which the Optionee has good title, free and clear of all liens and encumbrances, and which the Optionee either (i) has held for at least six months or (ii) has purchased on the open market.

                  (b) At the time of exercise, (i) the Company shall have the right to withhold from the number of shares of Stock to be issued upon exercise, the minimum number of shares necessary or (ii) at the discretion of the Committee, the Optionee shall be obligated to pay to the Company such amount as the Company deems necessary, in either event, to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

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            6. ISSUANCE OF SHARES. As promptly as practical after receipt by the
Company of a written notice of exercise and full payment to the Company of the aggregate Option Price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares of Stock with respect to which Options have been so exercised, or the net number of shares of Stock in the event of an exercise pursuant to Section 5(a)(iii), or to the extent applicable in Section 5(a)(iv), or after application of Section 5(b), or both, and shall deliver to the Optionee (or the Optionee's estate or beneficiary, if applicable) a certificate or certificates therefore, registered in the name of the Optionee (or such estate or beneficiary).

            7. NON-TRANSFERABILITY. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by Optionee. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

            8. RIGHTS AS STOCKHOLDER. Neither the Optionee nor a permitted transferee of the Options shall have any rights as a stockholder with respect to any share of Stock covered by the Options until the Optionee or any transferee shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which the Optionee or any transferee shall become the holder of record thereof.

            9. COMPLIANCE WITH LAW. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that Optionee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares of Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

            10. NOTICE. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the Optionee's last known address, as reflected in the Company's records.

            11. BINDING EFFECT. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

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            12. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the state of Delaware, without regard to the principles of conflicts of law thereof.

            13. PLAN. The terms and provisions of the Plan are incorporated herein by reference; provided, however, that upon an acceleration of vesting of the Options in the event of a Change in Control, as provided in Section 13(a) of the Plan, the Options shall not be exercisable unless the Approvals have been obtained by the time the Change in Control occurs. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. Except as specifically provided herein, in all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    LORAL SPACE & COMMUNICATIONS INC.



                                    By:    /s/ Avi Katz
                                          -----------------------------
                                    Name:

                                    Title:

Accepted:

/s/ Michael B. Targoff
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Optionee

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Address

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Social Security Number